UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 18, 2017

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	000-06890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of principal executive offices) (Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 18, 2017, Kevin Lynch resigned as President and Chief Executive Officer as well as Chairman of the Board of Mechanical Technology, Incorporated (the “Company”), effective immediately. Mr. Lynch will remain on the Company’s Board of Directors.

(c) Effective January 18, 2017, the Company’s Board of Directors appointed Frederick W. Jones, our current Chief Financial Officer, as President and Chief Executive Officer. He remains our Chief Financial Officer as well.

Frederick W. Jones, age 49, has served as our Chief Financial Officer since September 2011 and had been serving as the Acting Chief Financial Officer since June 2009. He was appointed our Secretary in June 2009. He was promoted to Vice President of Finance and Operations of MTI Instruments, Inc. (MTI Instruments), a wholly-owned subsidiary of the Company, in April 2010, from the Senior Director of Finance and Operations at MTI Instruments, which he had held since May 2007. Since joining the Company in 1993, Mr. Jones has held a variety of roles at the Company and its subsidiaries, including Staff Accountant, Controller and Director of Finance and Administration. Prior to his employment with MTI, Mr. Jones served as Controller for both Hobbs Management Corporation and Galesi Management Corporation. Mr. Jones received a Bachelor’s degree in Business Administration and Accounting from Siena College.

The press release announcing Mr. Lynch’s resignation and Mr. Jones’ appointment is attached as exhibit 99.1 hereto.

Section 8 – Other Events

Item 8.01 Other Events.

On January 18, 2017, the Company’s Board of Directors appointed David C. Michaels to succeed Mr. Lynch as Chairman of the Board. Mr. Michaels has served as a director of the Company since August 2013 and is currently Chairman of the Audit Committee of the Company’s Board of Directors.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	99.1	Press Release dated January 24, 2017.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: January 24, 2017	By:	/s/ FREDERICK W. JONES
	Name:	Frederick W. Jones
	Title:	President, Chief Executive Officer and Chief Financial Officer